Exhibit 99.1
FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	October 31,	October 31,
	2009	2008
	(Amended)
ASSETS
Current assets:
Cash and cash equivalents	$57,823	$38,043
Investments: U.S. treasury securities	7,004	30,406

Accounts receivable, net	22,920	16,096

Inventories, net	25,433	24,523

Other current assets	6,499	8,952

Total current assets	119,679	118,020

Property, plant and equipment, net	32,394	38,259
Investments: U.S. treasury securities	—	18,434
Investment and loan to affiliate	10,064	10,405
Other assets, net	551	358

Total assets	$162,688	$185,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and other liabilities	$997	$795
Accounts payable	8,484	16,287
Accounts payable due to affiliate	1,584	724
Accrued liabilities	13,808	11,023
Deferred revenue, royalty income and customer deposits	17,013	29,585

Total current liabilities	41,886	58,414

Long-term deferred revenue and royalty income	10,124	2,672
Long-term debt and other liabilities	4,410	4,075

Total liabilities	56,420	65,161

Redeemable minority interest	14,976	13,307
Redeemable preferred stock ($0.01 par value, liquidation preference of $64,120 at October 31, 2009 and 2008.)	59,950	59,950
Shareholders’ equity:
Common stock ($.0001 par value); 150,000,000 shares authorized at October 31, 2009 and 2008; 84,387,741 and 68,782,446 shares issued and outstanding at October 31, 2009 and 2008, respectively.	8	7
Additional paid-in capital	631,296	578,337
Accumulated deficit	(599,960)	(531,286)
Accumulated other comprehensive loss	(2)	—
Treasury stock, Common, at cost (5,679 and 8,981 shares at October 31, 2009 and 2008, respectively.)	(53)	(90)
Deferred compensation	53	90

Total shareholders’ equity	31,342	47,058

Total liabilities and shareholders’ equity	$162,688	$185,476

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	October 31,
	2009	2008
	(Amended)
Revenues:
Product sales and revenues	$16,727	$23,320
Research and development contracts	3,685	2,849

Total revenues	20,412	26,169

Costs and expenses:
Cost of product sales and revenues	23,213	35,831
Cost of research and development contracts	2,941	2,415
Administrative and selling expenses	4,086	4,432
Research and development expenses	4,220	6,314

Total costs and expenses	34,460	48,992

Loss from operations	(14,048)	(22,823)

Interest expense	(74)	(35)
Loss from equity investments	(235)	(572)
Interest and other income, net	130	419

Loss before redeemable minority interest	(14,227)	(23,011)

Redeemable minority interest	(533)	(473)

Loss before provision for income taxes	(14,760)	(23,484)

Provision for income taxes	—	—

Net loss	(14,760)	(23,484)

Preferred stock dividends	(802)	(802)

Net loss to common shareholders	$(15,562)	$(24,286)

Loss per share basic and diluted:
Net loss per share to common shareholders	$(0.20)	$(0.35)

Basic and diluted weighted average shares outstanding	77,625,323	68,783,020

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Fiscal Year Ended
	October 31,
	2009	2008
	(Amended)
Revenues:
Product sales and revenues	$73,804	$82,748
Research and development contracts	14,212	17,987

Total revenues	88,016	100,735

Costs and expenses:
Cost of product sales and revenues	107,033	134,038
Cost of research and development contracts	10,994	16,059
Administrative and selling expenses	17,194	19,968
Research and development expenses	19,160	23,471

Total costs and expenses	154,381	193,536

Loss from operations	(66,365)	(92,801)

Interest expense	(265)	(100)
Loss from equity investments	(812)	(1,867)
Interest and other income, net	860	3,268

Loss before redeemable minority interest	(66,582)	(91,500)

Redeemable minority interest	(2,092)	(1,857)

Loss before provision for income taxes	(68,674)	(93,357)

Provision for income taxes	—	—

Net loss	(68,674)	(93,357)

Preferred stock dividends	(3,208)	(3,208)

Net loss to common shareholders	$(71,882)	$(96,565)

Loss per share basic and diluted:
Net loss per share to common shareholders	$(0.99)	$(1.41)

Basic and diluted weighted average shares outstanding	72,392,928	68,570,689